THIS SECURED CONVERTIBLE PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND REGULATION D THEREUNDER. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE LAW OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF AND THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

                       SECURED CONVERTIBLE PROMISSORY NOTE

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                     6% Secured Convertible Promissory Note

                              Due December 29, 2005

No.  2                                                               $333,111.00

      This Secured Convertible Promissory Note (this "Note") is issued by ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the "Company"), to HUI CYNTHIA LEE (together with her permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended. Capitalized terms not otherwise defined herein shall have the meanings given such terms in that certain Stock Purchase Agreement of even date herewith by and between the Company, the initial Holder and the other parties named therein (the "Purchase Agreement").

                                   ARTICLE I.

      Section 1.01 Principal and Interest. For value received on December 30, 2004 (the "Issue Date"), the Company hereby promises to pay on December 29, 2005 (the "Maturity Date") to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of Three Hundred Thirty Three Thousand One Hundred Eleven Dollars (US $333,111.00), together with accrued and unpaid interest on the unpaid principal of this Note at the annual simple rate of six percent (6%) (computed on the basis of a 365/6-day year and the actual days elapsed) from the Issue Date until all amounts due and owing hereunder by the Company to the Holder have been paid in full. Upon the occurrence and during the continuance of an Event of Default (as defined below) interest on the unpaid principal amount of this Note shall accrue at the annual simple rate of ten percent (10%) (computed on the basis of a 365/6-day year and the actual days elapsed).

      Section 1.02 Optional Conversion. On or after the Issue Date, the Holder shall be entitled, at its option, to convert, at any time and from time to time, until payment in full of all amounts due and owing under this Note, all or any part of the unpaid principal amount of the Note, into shares (the "Conversion Shares") of the Company's common stock, no par value per share, ("Common Stock"), at a price per share (the "Conversion Price") equal to $0.01, subject to adjustment for stock splits, reverse stock splits and other recapitalizations effected by the Company. To convert this Note, the Holder shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Note, with appropriate insertions (the "Conversion Notice"), to the Company in accordance with Section 6.01 hereof. The date set forth in the Conversion Notice shall be deemed to be the date upon which the conversion shall be effective (the "Conversion Date").

      Section 1.03 Right of Repurchase/Redemption. At any time on or prior to the Maturity Date, the Company shall, at its option, have the right to redeem, upon three (3) business days prior written notice to the Holder (the "Redemption Notice"), a portion or all of the outstanding amount due and owing under this Note (the "Redemption Right"). In the event the Company exercises its Redemption Right on or prior to July __, 2005, the redemption price shall be one hundred five percent (105%) of the principal amount redeemed, thereafter the redemption price shall be one hundred ten percent (110%) of the principal amount redeemed. Upon redemption, the Company shall also pay all accrued and unpaid interest thereon. The third business day after the Holder's receipt of the Redemption Notice shall be referred to herein as the "Redemption Date." Once the Company has issued to the Holder a Redemption Notice, the Holder may continue to execute conversions at any time, and from time to time, on or prior to the business day immediately preceding the Redemption Date. Notwithstanding the foregoing, payment by the Company on or after the Maturity Date of all amounts due and owing hereunder shall not be deemed an exercise by the Company of its Redemption Right.

                                  ARTICLE II.

      Section 2.01 Amendments and Waiver of Default. This Note may be amended solely with the written consent of the Holder and the Company.

                                  ARTICLE III.

      Section 3.01 Events of Default. An Event of Default is defined as follows: the Company shall (i) make a general assignment for the benefit of creditors;
(ii) be adjudicated as bankrupt or insolvent; (iii) file a voluntary petition in bankruptcy; (iv) have a petition or proceeding filed against it under any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof, which petition or proceeding is not dismissed within ninety (90) days from the date of commencement thereof; or (v) have a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of the Company's affairs, assets or business and such appointment is not vacated or discharged within ninety (90) days thereafter.

      Section 3.02 Remedy. Upon the occurrence of an Event of Default, the Holder may declare the principal amount hereof, and all accrued and unpaid interest, to be forthwith due and payable whereupon the same shall immediately become due and payable.

                                  ARTICLE IV.

      Section 4.01 Re-issuance of Note. If and whenever the Holder elects to convert a part of the Note pursuant to Section 1.02 hereof, the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount.

      Section 4.02 Termination of Conversion Rights. The Holder's right to convert all or any portion of the unpaid principal amount under this Note into Conversion Shares in accordance with Section 1.02 hereof shall terminate on the date that all amounts due and owing hereunder are paid in full.

                                   ARTICLE V.

      Section 5.01 Security Interest. To secure the Company's payment obligations hereunder, the Company hereby grants to the Holder a security interest in and to those Shares delivered by the Holder pursuant to the Purchase Agreement and the Pledge Agreement. Such security interest will be a first priority lien provided there are no Encumbrances on the Shares on the Closing Date. ARTICLE VI.

      Section 6.01 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) business days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  if to the Company:

                           Advanced Communications Technologies, Inc.
                           420 Lexington Avenue, Suite 2739
                           New York, NY  10170
                           Attention:  Wayne Danson, Chief Executive Officer
                           Facsimile:  646.227.1666

                  With a copy to:

                           Eckert Seamans Cherin & Mellott, LLC
                           1515 Market Street - 9th Floor
                           Philadelphia, PA  19102
                           Attention:  Gary A. Miller, Esquire
                           Facsimile:  215.851.8383
                  if to the Holder:

                           Hui Cynthia Lee
                           [Address]
                           ------------------------

                  with a copy to:

                           Quarles & Brady Streich Lang LLP
                           Renaissance One
                           Two N. Central Avenue
                           Phoenix, Arizona  85004-2391
                           Attention:  Christian J. Hoffmann, III, Esquire
                           Fax:  602-420-5008

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      Section 6.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of choice of law or conflicts of laws that would defer to the substantive law of another jurisdiction. The Company and the Holder irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of New York in any suit or proceeding based on or arising under this Note and irrevocably agree that any and all claims arising out of this Note or related to the transactions contemplated by this Note shall be determined exclusively in such courts. The Company and the Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and the Holder further agree that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of either the Company or the Holder to serve process in any other manner permitted by law. The Company and the Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      Section 6.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note as of the date first written above.

                             ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                             By:    /s/ Wayne I. Danson
                                -------------------------------------------
                             Name:  Wayne I. Danson
                             Title: President and Chief Financial Officer

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

           (To be executed by the Holder in order to Convert the Note)

TO:

         The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Note into Shares of Common Stock of ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
                                      ------------------------------------------

Applicable Conversion Price:
                                      ------------------------------------------

Signature:
                                      ------------------------------------------
Name:

                                      ------------------------------------------

Address:
                                      ------------------------------------------

Amount to be converted:  $
                                      ------------------------------------------

Amount of Note unconverted: $
                                      ------------------------------------------

Conversion Price per share: $
                                      ------------------------------------------

Number of shares of Common Stock to be
issued:
                                      ------------------------------------------

                                      A-1